Exhibit 4.2

"' ZQOOOOOOOO •• 000000 •• COMMON STOCK THIS CERTIFIES THAT - - ---:-=::-**:=-=M R .".!:S!!..A M P L=::E & M R S....S::.::....:A:.:..:M.!..!.P.!:L::E.!::*-*------is the (SEE REVERSE FOR CERTAIN CEF1NmONSl -*-*--------Shares of the Common Stock of owner of *_.*......O:::O! O:.O:Sha re.s:!.. TRIUMPH GROUP, INC. fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed. IN WITNESS WHEREOF, the said Corporation has caused this Certificate to he signed byits duly authorized oflicers and its Corporate Seal to he hereunto affixed this DD day of A.D. YYYY MM PRESIDENT

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Tax Benefits Preservation Plan between Triumph Group. Inc. (the ..Company') and the Rights Agent (including any successor Rights Agent) thereunder (as originally executed and as it may be amended or restated from time to time, the 'Tax Benefits Preservation Plan'). the tenns of which are hereby incorporated h ein by reference and a copy of \Vhich is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Tax Benefits Preservation Plan. Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Tax Benefits Preservation Plan, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Tax Benefits Preservation Plan. Rights issued to, or held by, any Person that is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defmed in the Tax Benefits Preservation Plan). whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. The followina abbreviahons, when used '" the I nscr iption on thehce ol l hcscertiliute shall be construed as thouah they were wnUen out in lull according lo appl,cabre laws or reaulalions TEN COM-as tenants in common UNJF GifT MIN ACT-Custod an under TEN ENT -as tenants by the en hret es (Cust) (M1nor) JT TEN -os joint tenan b w1lh r aht of survivo1 shl un,form G• lls to Minors Act and not as tenants on common (Stale) Acl<lilio nal abbrevlat ons m•r also be 11sed tbouah not n the a b ne f ist I fZo-,f!htfu 7leceif/e« &,rfA4o.J"t'b" 'tP I'tYitfi''"''dir ' PC.. 'SC IN SCrt T :s;oC IAL SCCURI T Y ""n C L...---------1'-1DCNTif YING NUMDCR 0ASS tNC &i'